Exhibit 99.1

BriaCell Announces Proposed Effective Date of Share Consolidation

PHILADELPHIA and VANCOUVER, British Columbia, Aug. 21, 2025 (GLOBE NEWSWIRE) — BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW, BCTXZ) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care announced today that the Company’s board of directors has approved the consolidation (the “Consolidation”) of the Company’s issued and outstanding common shares (the “Common Shares”) on the basis of one (1) post-Consolidation Common Share for every ten (10) pre-Consolidation Common Shares. The Consolidation is being implemented to ensure that the Company continues to comply with the listing requirements of The Nasdaq Capital Market (the “Nasdaq”).

The Consolidation is subject to approval by the Toronto Stock Exchange (the “TSX”) and Nasdaq and is expected to become effective on August 25, 2025 (the “Effective Date”), with the post-Consolidation Common Shares commencing trading on the TSX and the Nasdaq at market open on or about August 25, 2025, subject to final confirmation from the TSX and the Nasdaq. No fractional Common Shares will be issued in connection with the Consolidation. Any fractional Common Shares remaining after the Consolidation that are less than ½ of a Common Share will be cancelled, and each fractional Common Share that is at least ½ of a Common Share will be rounded up to one whole Common Share. The Company does not intend to round up fractional shares at the beneficial level and will instead round any such fractional shares up at the participant level. The exercise or conversion price and/or the number of Common Shares issuable under any of the Company’s outstanding convertible securities will be proportionately adjusted in connection with the Consolidation.

It is anticipated that upon completion of the Consolidation, the post-Consolidation Common Shares will continue to trade on the TSX under the symbol “BCT” and on the Nasdaq under the symbol “BCTX”.

Shareholders of record as of the Effective Date will receive a letter of transmittal from Computershare Investor Services Inc., the transfer agent for the Common Shares, providing instructions for the exchange of their Common Shares as soon as practicable following the Effective Date.

Registered shareholders may also obtain a copy of the letter of transmittal by accessing the Company’s SEDAR+ profile at www.sedarplus.ca. Until surrendered, each share certificate or direct registration system statement representing pre-Consolidation Common Shares will represent the number of whole post-Consolidation Common Shares to which the holder is entitled as a result of the Consolidation. No action is required by beneficial holders to receive post-Consolidation Common Shares in connection with the Consolidation. Beneficial holders who hold their Common Shares through intermediaries (e.g., a broker, bank, trust company investment dealer or other financial institution) and who have questions regarding how the Consolidation will be processed should contact their intermediaries with respect to the Consolidation.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements, such as those are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Investor Relations Contact:

investors@briacell.com